Exhibit 5.0

CLARK WILSON LLP	Clark Wilson LLP
BC's Law Firm for Business	Barristers & Solicitors
Patent & Trade-mark Agents
800-885 W Georgia Street
Vancouver, BC V6C 3H1
Tel. 604.687.5700
fax 604.687.6314

May 25, 2007

SmarTire Systems Inc. Suite 150–13151 Vanier Place Richmond, British Columbia CanadaV6V 2J1

Attention:	Dave Warkentin
President and Chief Executive Officer
Dear Mr. Warkentin:
Re:	Registration Statement on Form SB-2 of SmarTire Systems Inc.
87,958,115 Shares of Common Stock, no par value

                    We have acted as special local counsel, at your request, in review of the registration statement on Form SB-2 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”), said Registration Statement having been prepared by Gallagher, Briody & Butler, 155 Village Boulevard, Suite 201, Princeton, New Jersey 08540 , respecting the registration of 87,958,115 shares (hereinafter the “Offering Shares”) of common stock, no par value, of SmarTire Systems Inc., a British Columbia corporation (the “Corporation”).   The Registration Statement on Form SB-2 under the Securities Act of 1933 (the "1933 Act") covering the securities, is being filed herewith with the SEC (the “Registration Statement”).
You have requested our opinion as to matters set forth below in connection with the Registration Statement.

In connection herewith, we have examined the Registration Statement on Form SB-2, to be filed as referenced with the SEC, the Certificate of Continuance of the Corporation, the Articles of the Corporation and any amendments thereto (together, the “Articles”), the Corporation’s corporate minute books and such other records together with the applicable certificates of public officials and other documents, including certificates of officers of the Corporation, that we have deemed relevant to this opinion.  We have also examined and relied as to matters of fact upon such certificates of public officials, such certificates of officers of the Corporation and originals or copies certified to our satisfaction of the Articles, proceedings of the Board of Directors of the Corporation, and other such corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

In rendering the opinion contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photocopied copies, and we have relied as to matters of fact upon statements and certifications of officers of the Corporation.

The law covered by the opinions expressed herein is limited to the laws of the Province of British Columbia.

Based on the foregoing and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that the Offering Shares are duly authorized for issuance by the Corporation and, upon issuance of the Offering Shares in accordance with the terms and conditions of:  (a) a convertible debenture in the principal amount of $1,000,000 and maturing on October 31, 2008; or (b) a convertible debenture in the principal amount of $200,000 and maturing on October, 31, 2008, as the case may be, and as described in the Registration Statement, the Offering Shares will be validly issued, fully paid and non-assessable.

This opinion relates solely to the matters explicitly covered herein, and no opinion is implied or may be inferred with respect to any other matter.

We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption “Legal Matters” in the Registration Statement.

                                                                                                                                  Yours truly,

                          /s/Clark Wilson LLP
                          CLARK WILSON LLP